UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Storgatan 23C, 11455, Stockholm, Sweden

(Address of principal executive offices, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2019, each of Åsa Hedin and Per Eriksson provided notice that they intend to resign as members of the Board of Directors of Neonode Inc. (our “company”) effective at the conclusion of the 2019 Annual Meeting of Stockholders scheduled to be held on June 5, 2019. Ms. Hedin currently serves on the Audit Committee of the Board.

Prior to or concurrent with the resignations of Ms. Hedin and Mr. Eriksson, the Board of Directors expects to appoint Mattias Bergman and Peter Lindell as members of the Board. Each of Mr. Bergman and Mr. Lindell is anticipated to be independent directors, and Mr. Lindell is anticipated to join the Audit Committee of the Board.

Mattias Bergman, age 52, currently is Chief Executive Officer of BIL Sweden, an industry association for Swedish manufacturers and importers of passenger cars, buses and trucks. He previously served for six years as President of NEVS, a developer and manufacturer of electric vehicles and mobility services based on the assets of SAAB Automobile. Prior to NEVS, Mr. Bergman held the position of Vice President of Springtime, a Swedish public relations and communication agency, where he expanded its international presence including into China and India. From 1991 to 2010, he held different leading roles in the Swedish Trade Council (today called Business Sweden) and rotated in China, Japan and Korea. He started his career with Electrolux in Sweden and Malaysia. Mr. Bergman holds a Global Executive MBA from Copenhagen Business School/INSEAD and a BA from Stockholm University.

Peter Lindell, age 64, currently serves as Chairman and board member in several companies where he also is an owner. He is Chief Executive Officer of Cidro Holding, a private holding company, and Chairman of Rite Internet Ventures Holding, Innohome OY, Frank Dandy Holding AB and Acervo AB. He also is a board member of Packet Front Software AB and Storevision Holding AB. Mr. Lindell has worked in the private equity market for twenty years as an investor and board member. He previously worked in the information technology and computer industry in various management positions. Mr. Lindell, has a MSc in Industrial Engineering and Management from the Institute of Technology, Linkoping, Sweden.

On December 20, 2018, our company entered into a Share Purchase Agreement with investors as part of a private placement pursuant to which we issued a total of 2,940,767 shares of our common stock at a price of $1.60 per share for an aggregate of $4.7 million in gross proceeds. The investors included Mr. Lindell, a more-than-five-percent-owner of our common stock, who purchased 1,117,783 shares in the private placement.

On April 15, 2019, our company issued a press release announcing the changes in the membership of the Board described above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from those set forth in this report due to risks and uncertainties detailed in the risk factors included in our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and in our other filings with the SEC. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated April 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

By:	/s/ Lars Lindqvist
Name:	Lars Lindqvist
Title:	Chief Financial Officer, Vice President, Finance, Treasurer and Secretary

Date: April 15, 2019

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